Exhibit (e)(25)

Confidentiality and Non-Disclosure Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each of QIAGEN N.V. (collectively with its affiliates and subsidiaries, the “Company”) and the undersigned party (the “Undersigned”, and together with the Company, the “Parties’’ and each separately a “Party”) covenants and agrees, on behalf of itself and its Representatives (as defined below), as follows:

The Parties are contemplating a possible negotiated business transaction, including a possible business combination (the “Transaction”). In connection therewith, each of the Parties has requested and will have access to certain Evaluation Information (as defined below). The Party receiving Evaluation Information of the other Party hereunder is referred to as the “Recipient” and the Party providing the Evaluation Information hereunder is referred to as the “Provider”. The Transaction Information (as hereinafter defined) shall be deemed to be the Evaluation Information of each of the Company and the Undersigned. The Company is willing to provide its Evaluation Information to the Undersigned, and the Undersigned is willing to provide its Evaluation Information to the Company, in each case subject to the terms and conditions of this Confidentiality and Non-Disclosure Agreement (this “Agreement”).

1.    Recipient acknowledges and agrees that all information, data, documents, records and other materials, whether written, oral or electronic, of or relating to the Provider and its business (including, but not limited to, financial, commercial, legal, operational, personnel, chemical, pharmaceutical, technical, vendor and supplier information, methods, processes, formulas, compositions, compounds, research and clinical data, results, technologies, inventions, strategies, product and clinical development plans, trade-secrets and know-how) that are furnished or made available to Recipient or any of its Representatives, after the date hereof, directly or indirectly, by the Provider or any of its Representatives constitute non-public, valuable and confidential information and are the sole and exclusive property of the Provider (collectively, the “Evaluation Information”). The Evaluation Information also includes reports and other materials prepared by or on behalf of Recipient to the extent using any of the Evaluation Information. The Evaluation Information also includes the existence and contents of this Agreement, the fact that Evaluation Information has been made available to Recipient and that Recipient has been provided with Evaluation Information, the fact that discussions or negotiations between the Parties are taking place, may take place or have taken place, concerning the Transaction (including the status thereof), and the proposed terms of the Transaction between the Parties (the information referred to in this sentence, the “Transaction Information”).

The term “Evaluation Information” does not include any information:

(a)

which, at the time of first disclosure by the Provider to Recipient or any of its Representatives, was in the public domain, or which, after such disclosure, comes into the public domain through no fault of Recipient or any of its Representatives (provided that neither Party shall be permitted to disclose to any other person or entity the Transaction Information, except upon the written consent of the other Party or in strict compliance with paragraph 3 hereof, it being understood that nothing in this Agreement shall prevent the Company from having discussions with other parties regarding any alternative strategic transaction, so long as the Company complies with its obligations herein);

(b)

which was or becomes available to Recipient on a non-confidential basis from a source other than the Company, provided that, to the Recipient’s knowledge, such source is not bound by a confidentiality agreement or otherwise under a duty of non-disclosure or confidentiality with respect to such information; or

(c)	which is independently developed by Recipient without reference to or reliance on Evaluation Information, as evidenced by Recipient’s contemporaneous written records.

For purposes of this Agreement, a party’s “Representatives” shall include (i) any subsidiary or other affiliate of such Party and (ii) any officer, director, partner, member, employee, agent, manager, contractor, advisor, affiliate or other representative of such Party or of any of such Party’s subsidiaries or other affiliates.

2.    Recipient understands that the Provider may suffer irreparable damage if Recipient or any of its Representatives discloses any Evaluation Information in violation of this Agreement. As to any Evaluation Information, Recipient and its Representatives (a) shall accept and hold such Evaluation Information as secret and confidential and shall not disclose such Evaluation Information to any other person or entity and (b) shall not make any use whatsoever of such Evaluation Information, except for the purpose of evaluating and negotiating a negotiated, consensual Transaction (the “Purpose”); provided, that Recipient may disclose Evaluation Information to its Representatives that have a “need to know” such Evaluation Information for the sole purpose of Recipient’s evaluation and negotiation of a Transaction so long as prior to making any such Evaluation Information available to any of such Representatives, the Recipient provides such Representatives with a copy of this Agreement and advises them that they are bound by the terms hereof applicable to the Recipient; provided, however, that officers, directors, partners, members, employees and/or managers or counsel under a general duty of confidentiality to Recipient need not be provided with a copy of this Agreement, but may rather be made aware of the existence of the same by Recipient. Recipient shall be liable for any breach of this Agreement by it or any of its Representatives and shall take all reasonable actions necessary to prevent its Representatives from making any unauthorized disclosure or use of any Evaluation Information.

3.    If Recipient or any of its Representatives becomes (or if it is reasonably likely that any such person or entity shall become) legally compelled to disclose any Evaluation Information pursuant to any applicable law, regulation, binding court order or document discovery request, including applicable securities laws, rules and regulations, then Recipient shall, to the extent permitted by applicable law, rules or regulation provide to the Provider written notice of the existence, terms and circumstances surrounding such event as promptly as possible so that the Provider may, in its sole discretion, take appropriate action. Recipient shall, to the extent legally permissible, provide the Provider, in advance of any such disclosure, with copies of any Evaluation Information that Recipient or such Representative intends to disclose (and, if applicable, the text of the disclosure language itself) and cooperate with the Provider to the extent it seeks to prevent or limit such disclosure. If disclosure by public announcement is required, Recipient or such Representative (as applicable) shall, to the extent legally permissible, agree the wording of the public announcement with the Provider in advance. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Provider, Recipient or such Representative is nonetheless, on the advice of outside legal counsel, legally compelled to disclose Evaluation Information, Recipient or such Representative (as applicable) may, without liability hereunder, furnish only that portion of the Evaluation Information that, on the advice of such outside legal counsel, Recipient or such Representative (as applicable) is legally required to disclose (and Recipient shall promptly notify the Provider of the determination to make such disclosure and the contents of such disclosure) and exercise reasonable best efforts to obtain assurance that confidential treatment shall be accorded such Evaluation Information. In any event, Recipient agrees that it shall not oppose any action by the Provider to obtain an appropriate protective order or other assurance that confidential treatment shall be accorded such Evaluation Information. If Recipient is unable by reason of law to inform the Provider before Evaluation Information is disclosed under the preceding paragraphs, it shall, to the extent permitted by law, notify the Provider as soon as possible after such disclosure of the full circumstances and information disclosed.

4.    Recipient understands that any and all Evaluation Information is and shall remain the proprietary and confidential information of the Provider and that nothing in this Agreement nor in any disclosure of the Evaluation Information shall be deemed, either expressly or by limitation, to convey any right or license to Recipient to the Evaluation Information or in any intellectual property embodied therein or extractable therefrom.

5.    Recipient acknowledges and agrees that, except pursuant to a definitive written agreement, if any, executed and delivered by and between both Parties specifying the terms and conditions of the Transaction, none of the Provider or any of its Representatives (a) has made or is making, or shall be deemed to have made or make, any representation or warranty as to the accuracy or completeness of any Evaluation Information, such Evaluation Information being provided to Recipient and its Representatives “as is”, (b) shall have any liability to Recipient or any of its Representatives resulting from the inaccuracy, incompleteness or use of any Evaluation Information or (c) shall have any obligation whatsoever to Recipient or any of its Representatives with respect to the Transaction. Neither the Company nor the Undersigned shall have any obligation to provide any particular Evaluation Information to Recipient or any of its Representatives. The Provider has no obligation under this Agreement to update or correct any Evaluation Information.

6.    Promptly upon termination of this Agreement, or upon the Provider’s written request at any time, Recipient shall cause to be returned to the Provider or destroyed all Evaluation Information and all items derived from the Evaluation Information which are in the possession of it or any of its Representatives, including all copies thereof which may have been made by or on behalf of Recipient or its Representatives, except for such copies as may be required to be retained by applicable law. In the event that Recipient elects to destroy such materials, it shall certify in writing to the Provider that it has done so.

7.    The Undersigned shall not, for a period of twelve (12) months from the date hereof, without the prior written consent of the Company, directly or indirectly, solicit for employment or hire any person who is now, or at any time during the period that the Transaction is being evaluated or negotiated, is or was a director, officer or employee of the Company or any of its affiliates; provided, however, that the Undersigned shall not be precluded from soliciting or hiring any such person (a) who initiates discussions with the Undersigned regarding such employment without any direct or indirect solicitation by the Undersigned, (b) who responds to any general solicitation made by the Undersigned in the ordinary course via employment agencies, advertisements and other publications not targeted specifically to or focused on employees of the Company, (c) who is being referred by any recruitment or employment firm, provided that firm has not specifically been instructed to solicit any such person, or (d) whose employment at the Company has terminated at least six (6) months prior to the time of such solicitation or hiring.

8.    In consideration for being furnished with the Evaluation Information, for a period of eighteen (18) months from the date hereof, none of the Undersigned or its controlled affiliates or any of the Undersigned’s Representatives on behalf of the Undersigned shall (unless the Company’s Board and Board of Supervisory Directors shall otherwise consent in advance), directly or indirectly, alone or acting in concert with any other person or entity:

(a)

acquire or offer to acquire, seek, propose or agree to acquire, by means of a purchase, agreement, business combination or in any other manner, beneficial ownership of any voting securities of the Company, including rights or options to acquire such ownership, or a material amount of the assets of the Company;

(b)

seek or propose to influence, advise, change or control the (voting rights in the) Company, management, Board, Board of Supervisory Directors, governing instruments or policies or affairs of the Company, including, without limitation, by means of a solicitation of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or seek to influence, advise or direct the vote of any holder of voting securities of the Company;

(c)

advise, assist or knowingly encourage any third party, or enter into any discussions, negotiations, arrangements or understandings with any third party to take any actions which, if taken by such third party, would be prohibited by this Section 8; or

(d)	publicly disclose any intention, plan or arrangement to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in this Section 8 shall not restrict the Undersigned from making a confidential, non-public offer or proposal to the Board or the Board of Supervisory Directors of the Company for a potential Transaction; provided, that the making thereof would not reasonably be expected to require public disclosure thereof by the Company. In addition, the provisions of this Section 8 shall be inoperative and have no force or effect if and when (i) any party unaffiliated with the Undersigned initiates a tender or exchange offer for more than 50% of the outstanding voting equity securities of the Company which the Company’s Board or the Board of Supervisory Directors recommends for at any time, or fail s to recommend against within ten (10) business days after the commencement thereof (or subsequently withdraws any such recommendation against), or (ii) the Company publicly announces entering into a definitive agreement with a third party for a transaction involving more than 50% of the Company’s voting equity securities or all or substantially all of the Company’s and its subsidiaries’ assets (taken as a whole) (whether by merger, business combination, tender or exchange offer or otherwise); provided that the restrictions set forth in this Section 8 shall be automatically reinstated if and when (x) in the case of clause (i), such tender or exchange offer is withdrawn or terminated without such party acquiring such 50% ownership level and (y) in the case of clause (ii), such definitive agreement is terminated prior to the consummation of the transaction. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit the Undersigned or its affiliates or Representatives from taking any of the actions contained in this Section 8 following the date which is eighteen (18) months from the date hereof.

9.    While the Purpose is being pursued between the Parties, (a) the Undersigned and its Representatives shall maintain contact with the Company and its Representatives only through Barclays and Goldman Sachs and any Company executives specifically identified by the Company, and (b) the Company and its Representatives shall maintain contact with the Undersigned and its Representatives only through JPMorgan and any Undersigned executives specifically identified by the Undersigned. Furthermore, while the Purpose is being pursued between the Parties, none of the Recipient or any of its Representatives shall contact any other member of a corporate body, shareholder, employees of the Provider or any suppliers or other business relations of the Provider, provided that the foregoing shall not limit Recipient or any of its Representatives from contacting or communicating with any such parties in the ordinary course of business unrelated to the Purpose or any potential transaction, so long as they do not violate this Agreement.

10.    This Agreement is binding upon each of the Parties and their respective Representatives, and is for the benefit of and enforceable by each of the Company and the Undersigned, their respective Representatives and their respective heirs, personal representatives, successors and assigns. No failure or delay by the Company or its Representatives, on the one hand, or the Undersigned or its Representatives, on the other hand, in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof.

11.    If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.    Without prejudice to any other rights or remedies the Parties may have, each Party acknowledges and agrees that money damages would not be an adequate remedy for any breach of this Agreement and that the Provider shall also be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Agreement.

13.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof. Recipient agrees that any action or proceeding arising out of or relating to this Agreement shall be brought in a state or federal court located in New York, and Recipient agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail upon Recipient at the address appearing on the signature page of this Agreement, or as otherwise provided under applicable law.

14.    In the event that any legal action becomes necessary to enforce a Party’s rights under this Agreement, such Party, if successful, shall be entitled, in addition to its court costs, to its reasonable attorneys’ fees, expert witness fees and legal expenses.

15.    This Agreement shall expire two (2) years from the date hereof. Notwithstanding any expiration or termination of this Agreement, in the case of Evaluation Information consisting of trade secrets, all use and non-disclosure obligations of Recipient under this Agreement shall survive the expiration or termination of this Agreement indefinitely.

16.    This Agreement contains the entire agreement between the Undersigned and the Company concerning the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon the Undersigned or the Company, unless approved in writing by each party. Any assignment of a Party’s rights, obligations or duties under this Agreement without the other Party’s prior written consent shall be void.

17.    This Agreement may be executed in one or more counterparts, it being understood that all counterpart copies shall constitute but one agreement with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Confidentiality and Non-Disclosure Agreement as of the 13th day of November 2019.

UNDERSIGNED

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Shiraz Ladiwala
Name: Shiraz Ladiwala
Title: SVP, Strategy & Corp. Development

Address:

COMPANY

QIAGEN N.V.

By:	/s/ Dr. Philipp von Hugo
Name: Dr. Philipp von Hugo
Title: Head of Global Legal Affairs and Compliance

Address:

QIAGEN N.V.

c/o QIAGEN GmbH

QIAGEN Strasse

40724 Hilden, Germany